EIGHTH AMENDMENT
TO MASTER LOAN AGREEMENT

This EIGHTH AMENDMENT TO MASTER LOAN AGREEMENT (this “Amendment”) is entered into as of February 28, 2014, by and between HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company (“Borrower”), and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank organized under the laws of the United States (“Lender”).

RECITALS

A.     Borrower and Lender have entered into a Master Loan Agreement dated November 30, 2007, which was amended by the First Amendment to Master Loan Agreement dated August 29, 2008, the Second Amendment to Master Loan Agreement dated September 28, 2009, the Third Amendment to Master Loan Agreement dated September 10, 2010, the Fourth Amendment to Master Loan Agreement dated July 29, 2011, the Fifth Amendment to Master Loan Agreement dated September 9, 2011, the Sixth Amendment to Master Loan Agreement dated April 30, 2013, and the Seventh Amendment to Master Loan Agreement dated November 29, 2013 (collectively, with all supplements, modifications and other amendments thereto, the “Loan Agreement”) under which Lender agreed to extend certain financial accommodations to Borrower.

B.     Borrower has requested certain modifications to the Loan Agreement, which Lender is willing to do upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the facts set forth in the foregoing Recitals, which the parties agree are true and correct, and in consideration for entering into this Amendment and the related documents to be executed concurrently herewith or pursuant hereto, if any, the parties agree as follows:

1.    Amendments to Loan Agreement.

a.    The following defined term as used in the Loan Agreement and the Loan Documents shall be amended, restated and replaced by the following:

“2014 Term Loan” means that certain Term Loan from Lender to Borrower in the amount of $15,000,000.00 pursuant to the terms and conditions provided for in this Agreement, the 2014 Term Loan Note, and the Fourth Supplement.
“2014 Term Loan Note” means that certain promissory note to be executed and delivered to Lender by Borrower pursuant to the terms and conditions provided for in this Agreement and the Fourth Supplement.
“Loan/Loans” means and includes the Term Loan, the 2014 Term Loan, the Term Revolving Loan, and any other financial accommodations extended to Borrower by Lender pursuant to the terms of this Agreement and any Supplement.

“2014 Term Loan Maturity Date” means March 1, 2019.

“Note/Notes” means and includes the Construction Note, the 2014 Term Note, the Term Revolving Note and all other promissory notes executed and delivered to Lender by Borrower pursuant to the terms of this Agreement and any Supplement as the same may be amended, modified, supplemented, extended or restated from time to time.

“Term Loan” means any amortizing loan with a maturity of greater than one year provided by Lender to Borrower pursuant to the terms and conditions of this Agreement and Supplements, including without limitation the Loans extended to the Borrower under the First Supplement (sometimes herein as the context requires the “Term Loan”), and under the Fourth Supplement (sometimes herein as the context requires the “2014 Term Loan”).

b.    Section 2.04 of the Loan Agreement is hereby amended, restated and replaced in its entirety by the following:

Section 2.04.    2014 Term Loan. Subject to the terms and conditions of this Agreement, the Fourth Supplement, and the 2014 Term Loan Note, and in reliance upon the representations and warranties set forth in this Agreement, Lender has agreed to lend to Borrower and Borrower has agreed to borrow from Lender as of February 28, 2014, an amount not to exceed $15,000,000.00. Such amount shall be made available by Lender pursuant to the terms and conditions set forth in this Agreement, the 2014 Term Loan Note, and the Fourth Supplement.

c.    Section 5.02(b) of the Loan Agreement is hereby amended, restated and replaced in its entirety by the following:

(b)     Distributions, etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests (units) now or hereafter outstanding, or make any distribution of assets to its stockholders, members or general partners as such, or permit any of its subsidiaries to purchase or otherwise acquire for value any stock, membership interest or partnership interest of Borrower, provided, however, Borrower may: (i) declare and pay dividends or distributions payable in membership interests (units); (ii) purchase or otherwise acquire shares of the membership interests (units) of Borrower with the proceeds received from the issuance of new membership interests (units); (iii) (A) in each of Borrower’s 2014 and 2015 fiscal years (but not later than July 1 of the 2014 and 2015 calendar year) redeem certain outstanding shares of the membership interests (units) of Borrower with the proceeds of the 2014 Term Loan or the Term Revolving Loan for an amount not to exceed $30,000,000 in the aggregate, and (B) declare and pay distributions in the aggregate, 40% of Borrower’s immediately preceding fiscal year’s Net Income (including Incentive Payments) (subsections (A) and (B) in this above are hereinafter, the “Allowed Distributions”); (iv) pay dividends or distributions which are immediately reinvested in Borrower (“Reinvestment Distributions”); (v) complete the transactions reflected on Schedule 4.01(a); and (vi) after payment of the Excess Cash Flow Payment required by Section 2.17, if any, pay additional distributions in an amount reasonably acceptable to Lender (“Excess Distributions”), provided, however, that immediately prior to the proposed payment of any dividends or distributions permitted by this Section 5.02(b), or after giving effect thereto, no Default or Event of Default shall exist and provided that aggregate Distributions will not exceed 65% of Borrower’s immediately preceding fiscal year’s Net Income (including Incentive Payments);

2.    Effect on Loan Agreement. Except as expressly amended by this Amendment, all of the terms of the Loan Agreement and other Loan Documents shall be unaffected by this Amendment and shall remain in full force and effect. Except as expressly stated herein, nothing contained in this Amendment shall be deemed to constitute a waiver of any rights of the Lender or to affect, modify, or impair any of the rights of the Lender under the Loan Agreement.

3.    Conditions Precedent to Effectiveness of this Amendment. The obligations of the Lender hereunder are subject to the conditions precedent that Lender shall have received the following, in form and substance satisfactory to Lender:

a.    this Amendment duly executed by Borrower;

b.    the Fourth Supplement to Master Loan Agreement of even date herewith, duly executed by Borrower (the “Fourth Supplement”);

c.    the 2014 Term Loan Note duly executed by Borrower;

d.    the Second Amended and Restated Mortgage duly executed by Borrower; and

e.    all other documents, instruments, or agreements required to be delivered to Lender under the Loan Agreement and not previously delivered to Lender.

4.     Representations and Warranties of Borrower. Borrower hereby agrees with, reaffirms, and acknowledges as follows:

a.    The execution, delivery and performance by Borrower of this Amendment is within Borrower’s power, has been duly authorized by all necessary action, and does not contravene: (i) its articles of organization or operating agreement; or (ii) any law or any contractual restriction binding on or affecting Borrower; and does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as otherwise permitted under the Loan Agreement; and

b.    This Amendment is, and each other Loan Document to which Borrower is a party, when delivered, will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity; and

c.    All other representations, warranties and covenants contained in the Loan Agreement and the other Loan Documents are true and correct and in full force and effect as of the date of this Amendment.

5.     Counterparts. It is understood and agreed that this Amendment may be executed in several counterparts each of which shall, for all purposes, be deemed an original and all of which, taken together, shall constitute one and the same agreement even though all of the parties hereto may not have executed the same counterpart of this Amendment. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart to this Amendment.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

SIGNATURE PAGE TO
EIGHTH AMENDMENT TO MASTER LOAN AGREEMENT
BY AND BETWEEN
HOMELAND ENERGY SOLUTIONS, LLC
AND
HOME FEDERAL SAVINGS BANK

DATED: February 28, 2014

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to Master Loan Agreement to be executed as of the date first above written.

BORROWER:

HOMELAND ENERGY SOLUTIONS, LLC,
an Iowa limited liability company

/s/ Walter Wendland
By: Walter Wendland
Its: President/CEO

STATE OF IOWA	)

) ss.

COUNTY OF CERRO GORDO	)

On this 24 day of February, 2014, before me a Notary Public within and for said County, personally appeared Walter Wendland, to me known, who being by me duly sworn, did say that he is the President/CEO of Homeland Energy Solutions, LLC, the limited liability company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

SEAL CHRISTY MARCHAND Commission Number 709988 MY COMM. EXP. 5-15-16	/s/ Christy Marchand
Notary Public

LENDER:

HOME FEDERAL SAVINGS BANK, a
federally chartered stock savings bank organized
under the laws of the United States

/s/ Eric Oftedahl
By: Eric Oftedahl
Its: Vice President